Unaudited Pro Forma Condensed Consolidated Financial Statements
On November 8, 2006, Lear Corporation (“Lear”) completed the sale of 8,695,653 shares of its common stock in a private placement to affiliates of and funds managed by Carl C. Icahn for a purchase price of $23 per share (the “Equity Offering”).
On October 16, 2006, Lear completed the contribution of substantially all of its European interior business to International Automotive Components Group, LLC (“IAC Europe”), its joint venture with WL Ross & Co. LLC (“WL Ross”) and Franklin Mutual Advisers, LLC (“Franklin”), in exchange for a one-third equity interest in IAC Europe (the “ISD Europe Transaction”). On November 30, 2006, Lear entered into an asset purchase agreement with International Automotive Components Group North America, Inc. and International Automotive Components Group, LLC (together, IAC North America), WL Ross and Franklin under which Lear agreed to transfer substantially all of the assets of its North American interior business (as well as its interests in two China joint ventures) and $25 million of cash to IAC North America (the “ISD NA Transaction”). Under the terms of the agreement, Lear will receive a 25% equity interest in the IAC North America joint venture and warrants to purchase an additional 7% equity interest. IAC North America will assume the ordinary course liabilities of Lear’s North American interior business, while Lear will retain certain pre-closing liabilities, including pension and other postretirement healthcare liabilities incurred through the closing date of the transaction.
For accounting purposes, Lear’s interests in IAC Europe and IAC North America will be reflected on the equity method of accounting. The pro forma adjustments related to Lear’s accounting for these equity investments do not reflect purchase accounting adjustments to be recorded by IAC Europe and IAC North America and do not reflect the operations of other businesses acquired by IAC Europe and IAC North America. Consequently, the amounts reflected in Lear’s unaudited pro forma condensed consolidated financial statements are subject to change.
On November 24, 2006, Lear completed an offering of $900 million in new senior notes and commenced a tender offer for $850 million aggregate principal amount of its outstanding 2008 and 2009 senior notes. The pro forma adjustments reflect the completion of the offering and the repurchase of $850 million aggregate principal amount of outstanding 2008 and 2009 senior notes (the “Refinancing Transactions”).
The following unaudited pro forma condensed consolidated balance sheet as of September 30, 2006, gives effect to the Equity Offering, the ISD Europe Transaction, the ISD NA Transaction and the Refinancing Transactions (collectively, the “Transactions”) as if they had occurred as of September 30, 2006. The following unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2006 and the year ended December 31, 2005, give effect to the Transactions as if they had occurred as of January 1, 2005.
The pro forma adjustments are based upon available information and certain assumptions that Lear believes are reasonable under the circumstances. The actual amounts could differ from these estimates. The unaudited condensed consolidated pro forma financial information is for informational purposes only and is not necessarily indicative of the operating results or financial position that would have been achieved had the Transactions been consummated on the dates indicated and should not be construed as representative of future results of operations or financial position. In addition, the ISD NA Transaction and the Refinancing Transactions have not been completed. No assurances can be given that these transactions will be completed on the terms contemplated or at all. Any changes in the terms of these transactions will result in adjustments to the pro forma information included herein. The pro forma results should be read in conjunction with the financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in Lear’s Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Report on Form 10-Q for the period ended September 30, 2006.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
(in millions)

	As of September 30, 2006
				ISD Transactions
					Investments
	As	Equity	Refinancing		and		Pro
	Reported	Offering (1)	Transactions (2)	Divestitures (3)	Adjustments		Forma
Assets
Current assets:
Cash and cash equivalents	$153.0	$199.1	$(22.2)	$(12.9)	$(20.0	) (4)	$297.0
Accounts receivable	2,571.8	—	—	(496.0)	—		2,075.8
Inventories	748.4	—	—	(111.8)	—		636.6
Recoverable customer engineering and tooling	228.2	—	—	(124.4)	—		103.8
Other	310.7	—	—	(12.7)	19.2	(5)	317.2

Total current assets	4,012.1	199.1	(22.2)	(757.8)	(0.8)		3,430.4

Long-term assets:
Property, plant and equipment, net	1,982.0	—	—	(505.8)	—		1,476.2
Goodwill, net	1,984.7	—	—	—	—		1,984.7
Other	472.6	—	11.3	(67.6)	162.2	(6,7)	578.5

Total long-term assets	4,439.3	—	11.3	(573.4)	162.2		4,039.4

	$8,451.4	$199.1	$(10.9)	$(1,331.2)	$161.4		$7,469.8

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings	$8.6	$—	$—	$—	$—		$8.6
Accounts payable and drafts	2,888.9	—	—	(458.8)	—		2,430.1
Accrued liabilities	1,214.6	—	—	(109.9)	56.5	(8)	1,161.2
Current portion of long-term debt	27.5	—	—	—	—		27.5

Total current liabilities	4,139.6	—	—	(568.7)	56.5		3,627.4

Long-term liabilities
Long-term debt	2,349.7	—	56.8	(21.1)	—		2,385.4
Other	838.9	—	(13.2)	(29.5)	13.8	(9)	810.0

Total long-term liabilities	3,188.6	—	43.6	(50.6)	13.8		3,195.4

Stockholders’ equity	1,123.2	199.1	(54.5)	(4.2)	(616.6	) (10)	647.0

	$8,451.4	$199.1	$(10.9)	$(623.5)	$(546.3)		$7,469.8

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Unaudited Pro Forma Condensed Consolidated Statements of Operations
(in millions)

	For the Nine Months Ended September 30, 2006
				ISD Transactions
					Investments
	As	Refinancing			and		Pro
	Reported	Transactions		Divestitures (3)	Adjustments		Forma
Net sales	$13,558.4	$—		$(2,468.6)	$—		$11,089.8

Cost of sales	12,868.3	—		(2,547.5)	—		10,320.8
Selling, general and administrative expenses	493.9	—		(60.2)	—		433.7
Goodwill impairment charge	2.9	—		(2.9)	—		—
Interest expense	157.5	7.1	(11)	(0.2)	—		164.4
Other expense, net	55.4	—		(33.0)	36.8	(12)	59.2

Income (loss) before provision for income taxes and cumulative effect of a change in accounting principle	(19.6)	(7.1)		175.2	(36.8)		111.7
Provision for income taxes	45.8	—		2.1	—		47.9

Income (loss) before cumulative effect of a change in accounting principle	(65.4)	(7.1)		173.1	(36.8)		63.8

Cumulative effect of a change in accounting principle	2.9	—		—	—		2.9

Net income (loss)	$(62.5)	$(7.1)		$173.1	$(36.8)		$66.7

Net income (loss) per share
Basic	$(1.10)						$0.99

Diluted	$(1.10)						$0.98

Weighted average shares outstanding
Basic	67,302,119						67,302,119

Diluted	67,302,119						68,069,814

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

	For the Year Ended December 31, 2005
				ISD Transactions
					Investments
	As	Refinancing			and		Pro
	Reported	Transactions		Divestitures (3)	Adjustments		Forma
Net sales	$17,089.2	$—		$(2,959.0)	$—		$14,130.2

Cost of sales	16,353.2	—		(3,101.2)	—		13,252.0
Selling, general and administrative expenses	630.6	—		(44.1)	—		586.5
Goodwill impairment charge	1,012.8	—		(1,012.8)	—		—
Interest expense	183.2	9.5	(11)	0.2	—		192.9
Other expense, net	96.6	—		(6.6)	39.6	(13)	129.6

Loss before provision for income taxes	(1,187.2)	(9.5)		1,205.5	(39.6)		(30.8)
Provision for income taxes	194.3	—		(8.2)	—		186.1

Net loss	$(1,381.5)	$(9.5)		$1,213.7	$(39.6)		$(216.9)

Basic and diluted net loss per share	$(20.57)						$(3.23)

Weighted average shares outstanding	67,166,668						67,166,668

See Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(1)	To reflect proceeds of $200.0 million, net of estimated transaction costs of $0.9 million, related to the sale of 8,695,653 shares of common stock in a private placement to affiliates of and funds managed by Carl C. Icahn for a purchase price of $23 per share.

(2)	To reflect an offering of $900 million in new senior notes and the repurchase of $850 million aggregate principal amount of outstanding 2008 and 2009 senior notes. A summary of assumptions related to the Refinancing Transactions is shown below:

		Other		Other	Loss on
		Long-term	Long-term	Long-term	Extinguishment
	Cash	Assets	Debt	Liabilities	of Debt
Cash proceeds from notes offering	$900.0	$—	$900.0	$—	$—
Repurchase of Euro 237 million ($300.8 million based on the exchange rate in effect as of September 30, 2006) senior notes due 2008 at a premium of 4.5% and the incurrence of associated fees	(315.1)	—	(300.8)	—	(14.3)
Repurchase of $549.2 million par value ($542.4 million carrying value) senior notes due 2009 at a premium of 5.5% and the incurrence of associated fees	(580.7)	—	(542.4)	—	(38.3)
Write-off of deferred financing fees related to retirement of senior notes	—	(1.9)	—	—	(1.9)
Settlement of outstanding interest rate swap contracts	(13.2)	—	—	(13.2)	—
Payment of deferred financing fees	(13.2)	13.2	—	—	—

	$(22.2)	$11.3	$56.8	$(13.2)	$(54.5)

(3)	To eliminate the carrying value of certain assets and liabilities and the results of operations arising from the ISD Europe Transaction and ISD NA Transaction. Does not reflect certain pre-closing liabilities that will be retained by Lear, including pre-closing pension and other postretirement benefit liabilities.

(4)	To reflect cash received of $5.0 million related to the ISD Europe Transaction and cash contributed to IAC North America in connection with the ISD NA Transaction of $25.0 million.

(5)	The agreement governing the ISD NA Transaction provides for a purchase price adjustment based on closing date net working capital. The adjustment reflects working capital as of September 30, 2006, which is not indicative of net working capital as of the projected closing date.

(6)	To reflect Lear’s investment in IAC Europe of $105.6 million and Lear’s investment in IAC North America of $25.3 million (including $0.3 million related to the fair value of equity warrants to purchase an additional 7% equity interest in IAC North America). The calculation of Lear’s investment in IAC Europe and IAC North America is shown below:

	IAC Europe*	IAC North America
Fair value of assets contributed by majority owners (based on cash transactions)	$215.0	$75.0
Majority owners’ equity interest	67.1%	75.0%

Fair value of entity	320.7	100.0
Lear’s equity interest	32.9%	25.0%

	105.6	25.0
Fair value of equity warrants	N/A	0.3

Fair value of Lear’s investment	$105.6	$25.3

*	Does not reflect a note receivable that is convertible following the determination of closing date net working capital related to the ISD Europe Transaction that would increase Lear’s equity interest up to 34.0%.
(7)	To reflect a tax benefit of $31.3 million resulting from the ISD NA Transaction.

(8)	To reflect transaction costs and incremental current liabilities of $12.6 million related to the ISD Europe Transaction and $43.9 million related to the ISD NA Transaction.

(9)	To reflect estimated curtailment charges, special termination benefits and funding requirements related to the withdrawal from a multiemployer pension plan of $13.8 million incurred by Lear related to the ISD NA Transaction.

(10)	To reflect the estimated loss resulting from the ISD NA Transaction of $616.6 million, net of tax. The calculation of Lear’s estimated loss resulting from the ISD NA Transaction is shown below:

Carrying value of net assets contributed	$609.7
Liabilities incurred	57.7
Estimated retained working capital	(19.2)
Proceeds related to equity warrants	(0.3)

Estimated pretax loss resulting from the ISD NA Transaction	647.9
Tax benefit	(31.3)

Estimated loss resulting from the ISD NA Transaction	$616.6

The estimated pre-tax loss resulting from the ISD NA Transaction of $647.9 million reflects balances as of September 30, 2006. This amount excludes additional costs that may be incurred through the date of closing of the ISD NA Transaction.

(11)	To reflect incremental interest expense resulting from the Refinancing Transactions.

(12)	To reflect Lear’s estimated equity loss of $0.6 million related to its 32.9% ownership interest in IAC Europe and Lear’s estimated equity loss of $36.2 million related to its 25.0% ownership interest in IAC North America. This adjustment does not reflect purchase accounting adjustments to be recorded by IAC Europe and IAC North America and does not reflect the operations of other businesses acquired by IAC Europe and IAC North America.

(13)	To reflect Lear’s estimated equity income of $0.4 million related to its 32.9% ownership interest in IAC Europe and Lear’s estimated equity loss of $40.0 million related to its 25.0% ownership interest in IAC North America. This adjustment does not reflect purchase accounting adjustments to be recorded by IAC Europe and IAC North America and does not reflect the operations of other businesses acquired by IAC Europe and IAC North America.